EXHIBIT 5.1

                   [LETTERHEAD OF PILLSBURY MADISON & SUTRO]

(415) 233-4505

                                                                January 31, 1995





The CHALONE Wine Group, Ltd.
621 Airpark Road
Napa, CA 94558


Dear Sirs:

         We understand that The CHALONE Wine Group, Ltd. ("Chalone") is filing this date with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a Registration Statement on Form S-3 relating to the proposed sale by a selling stockholder of up to 198,413 shares of common stock, $.01 par value, of Chalone (the "Shares").

         Please be advised that, in our opinion, the Shares when sold and delivered in a manner and for the consideration set forth in the Registration Statement, and any prospectus supplement relating thereto, will be duly and validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the filing of the Registration Statement referred to above. We also consent to the use of our name in the related Prospectus under the heading "Legal Matters."

                                             Very truly yours,



                                             /s/  PILLSBURY MADISON & SUTRO
                                             -----------------------------------
                                                  Pillsbury Madison & Sutro